Exhibit 10.2

MARLIN BUSINESS SERVICES CORP.

2019 EQUITY COMPENSATION PLAN

PERFORMANCE STOCK UNIT AWARD

The Compensation Committee of the Board of Directors of Marlin Business Services Corp. (the “Committee”) has determined to grant to you a performance stock unit award which is convertible to shares of common stock of Marlin Business Services Corp. (the “Company”) under the Marlin Business Services Corp. 2019 Equity Compensation Plan (the “Plan”). The terms of the grant are set forth in the attached Performance Stock Unit Award Agreement (the “Agreement”) provided to you. The following provides a summary of the key terms of this grant; however, you should read the entire Agreement, along with the terms of the Plan, to fully understand this grant.

SUMMARY OF PERFORMANCE STOCK UNIT GRANT

Grantee:
Date of Grant:
Total Number of Performance Stock Units Granted*:

Vesting**:	The number of performance stock units, if any, that may become earned and vested will be determined based on the level of achievement of the performance goals set forth on Exhibit A to the Agreement for the Performance Period (as defined in the Agreement) and the other terms and conditions as set forth in the Agreement.

Distribution Date:	Performance stock units, if any, that become earned and vested shall be redeemed at the time specified in the Agreement.

*

This represents the target number of performance stock units that may be issued under the Agreement. The threshold and maximum number of performance stock units that may be issued under the Agreement are set forth on Exhibit A to the Agreement.

**

Except as otherwise provided in the Agreement, the Grantee must remain continuously employed by, or providing service to, the Employer (as defined in the Plan) from the Date of Grant to the last day of the Performance Period in order to be eligible to earn and vest in any performance stock units subject to this grant for which the Performance Goals (as defined in the Plan) have been met, as certified by the Committee.

MARLIN BUSINESS SERVICES CORP.

2019 EQUITY COMPENSATION PLAN

PERFORMANCE STOCK UNIT AWARD AGREEMENT

This PERFORMANCE STOCK UNIT AWARD AGREEMENT, dated as of                 (the “Date of Grant”), is delivered by Marlin Business Services Corp. (the “Company”) to                  (the “Grantee”).

RECITALS

A. The Marlin Business Services Corp. 2019 Equity Compensation Plan (the “Plan”) provides for the grant of stock units which are phantom units convertible into shares of common stock of the Company (the “Company Stock”) if certain terms and conditions are met.

B. The Compensation Committee of the Board of Directors of the Company (the “Committee”) has determined to make a performance stock unit grant under the Plan as an inducement for the Grantee to promote the best interests of the Company and its shareholders and the terms and conditions of such performance stock unit grant, including the performance goals and other terms and conditions of such performance stock unit grant shall be memorialized in this Performance Stock Unit Award Agreement (the “Agreement”). The Grantee may receive a copy of the Plan by contacting                 ,                 , at                 , ext.                 .

NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:

1. Grant of Performance Stock Units. Subject to the terms and conditions set forth in this Agreement and the Plan, the Company hereby grants to the Grantee                  stock units (collectively, the “Performance Stock Units”). The Performance Stock Units will be earned and vested and distributable if and only to the extent that the Performance Goals (as defined below) and other terms and conditions set forth in this Agreement are met. Each Performance Stock Unit shall be a phantom right and shall be equivalent to one share of Company Stock on the applicable Distribution Date (as defined below). The number of Performance Stock Units set forth above is equal to the target number of shares of Company Stock that the Grantee may be eligible to earn and become vested for 100% achievement of the Performance Goals described in Exhibit A. The threshold and maximum number of Performance Stock Units that may be issued under the Agreement are set forth on Exhibit A to the Agreement.

2. Performance Stock Unit Account. The Company shall establish and maintain a Performance Stock Unit account as a bookkeeping account on its records (the “Performance Stock Unit Account”) for the Grantee and shall record in such Performance Stock Unit Account the number of Performance Stock Units granted to the Grantee. The Grantee shall not have any interest in any fund or specific assets of the Company by reason of this grant nor the Performance Stock Unit Account established for the Grantee.

3. Performance Goals.

(a) The number of Performance Stock Units subject to this PSU Grant that may become earned and vested is expressly contingent upon the level of achievement of the Performance Goals, as certified by the Committee, and the other terms and conditions of the Agreement.

(b) Unless a Change of Control (as defined in the Plan) occurs prior to the end of the Performance Period, then within forty-five (45) days following the end of the Performance Period the Committee will determine whether and to what extent the Performance Goals have been met and will certify the number of Performance Stock Units in which the Grantee may become earned and vested, if any, as set forth in Exhibit A; provided that, except as provided in Paragraph 4(c), the Grantee must be employed by, or providing service to, the Employer on December 31, [2022] (the “Vesting Date”) in order to earn and vest in the Performance Stock Units that the Committee has certified, unless, following the end of the Performance Period, but prior to the date on which the Performance Stock Units are distributed to the Grantee, the Grantee’s employment or service is terminated by the Employer on account of Cause (as defined in the Company’s Severance Pay Plan for Senior Management (the “Severance Plan”)), in which case all such Performance Stock Units shall be immediately forfeited and the Grantee shall not have rights to the distribution of any Performance Stock Units under this Agreement. Any Performance Stock Units for which the Performance Goals were not met at the end of the Performance Period, as certified by the Committee after the end of the Performance Period, shall be forfeited and the Grantee shall not have any rights with respect to the distribution of any portion of the Performance Stock Units that are forfeited. The Performance Stock Units that become earned and vested as described in this Paragraph shall be distributed to the Grantee on the Distribution Date in accordance with Paragraph 5.

(c) If a Change of Control occurs prior to the end of the Performance Period and, except as provided in Paragraph 4(c), the Grantee is employed by, or providing service to, the Employer, on the date of the Change of Control, then the Performance Period will end on the date of the Change of Control and the Performance Goals will be deemed to have been met at the target level as set forth in Exhibit A; provided that the Grantee must be employed by, or providing service to, the Employer on December 31, [2022] (i.e., the Vesting Date) in order to earn and vest in the Performance Stock Units, unless, on or after the date of the Change of Control, but prior to December 31, [2022], the Grantee’s employment or service is terminated by the Employer on account of death, Disability (as defined in the Plan) or a termination without Cause or the Grantee resigns for Good Reason (as defined in the Severance Plan), in which case the date on which the Grantee’s employment or service is terminated shall be the Vesting Date (i.e., the Vesting Date shall be accelerated to the date on which the Grantee’s employment or service terminates) for purposes of the Grantee earning and becoming vested in the Performance Stock Units that have become vested at the target level pursuant to this Paragraph 3(c). Any Performance Stock Units which relate to Performance Goals achieved at above the target level shall be forfeited and the Grantee shall not have any rights with respect to the distribution of any portion of the Performance Stock Units that are forfeited. The Performance Stock Units that become earned and vested as described in this Paragraph 3(c) shall be distributed to the Grantee on the Distribution Date in accordance with Paragraph 5.

(d) For the purposes of this Agreement, the term “Performance Period” shall mean, unless otherwise provided in Exhibit A, the period beginning on January 1, [2020] and ending on December 31, [2022].

4. Termination of Employment or Service.

(a) Termination for Cause. If at any time prior to the Distribution Date the Grantee’s employment or service with the Employer is terminated by the Employer on account of Cause, then all of the Performance Stock Units subject to this Agreement shall be immediately forfeited as of the date of the Grantee’s termination of employment or service with the Employer and the Grantee shall not have any rights with respect to the distribution of any portion of the Performance Stock Units.

(b) Voluntary Termination Without Good Reason. If at any time prior to the earlier of (i) January 1, [2023] or (ii) the Distribution Date the Grantee’s employment or service with the Employer is terminated by the Grantee for any reason other than on account of Good Reason, then all of the Performance Stock Units subject to this Agreement shall be immediately forfeited as of the date of the Grantee’s termination of employment or service with the Employer and the Grantee shall not have any rights with respect to the distribution of any portion of the Performance Stock Units.

(c) Termination by Employer without Cause, Death or Disability; Resignation for Good Reason. If at any time prior to the earlier to occur of (i) January 1, [2023] or (ii) a Change of Control, the Grantee’s employment or service with the Employer is terminated by the Employer on account of death, Disability or without Cause or by the Grantee for Good Reason, then the Grantee shall be entitled to a pro rata number of Performance Stock Units, which pro ration shall be determined by multiplying the number of Performance Units that are earned as provided in Section 3 as if the Grantee did not have a termination of employment or service, by a fraction, the numerator of which is the number of days during the Performance Period that the Participant was employed by, or providing service to, to the Employer, and the denominator of which is the total number of days in the Performance Period. The prorated amount, if any, distributable to the Grant as provided in this Paragraph 4(c), based on the level of achievement of the performance goals as provided in Paragraph 3, shall be distributed to the Grantee at the time provided in Paragraph 5.

5. Time and Form of Payment with Respect to Performance Stock Units. The Grantee (or, in the event of death, the Grantee’s estate) shall receive a distribution with respect to Performance Stock Units, if any, that become earned and vested as described in Paragraph 3 above as follows (i) with respect to Paragraph 3(b), in February [2023] and (ii) with respect to Paragraph 3(c), (x) if the Grantee is employed by, or providing service to, the Employer on the date of the Change of Control, the earlier of (x) within thirty (30) days following the date on which the Grantee’s employment or service terminates or (y) February, [2023] or (y) if the Grantee’s employment or service terminates on account of Paragraph 4(c) prior to the date of the Change of Control, within thirty (30) days following the date of the Change of Control. The Performance Stock Units, if any, that have become earned and vested will be distributed in shares of Company Stock (or such other equivalent consideration following a Change of Control), with each earned and vested Performance Stock Unit equivalent to one share of

Company Stock. Fractional Performance Stock Units shall be disregarded. Any Performance Stock Units not earned and vested because of the failure to satisfy the performance conditions and continuing employment and service conditions, are forfeited as described in Paragraphs 3 or 4 above. The date on which the earned and vested Performance Stock Units are distributed as provided in this Paragraph 5 is hereinafter referred to as the “Distribution Date”.

6. Dividend Equivalents. Should any ordinary dividends be declared and paid with respect to the shares of Company Stock during the period between (a) the Date of Grant and (b) the Distribution Date (i.e., shares of Company Stock issuable under the Performance Stock Units are not issued and outstanding for purposes of entitlement to the dividend), the Company shall credit to a dividend equivalent bookkeeping account (the “Dividend Equivalent Account”) the value of the dividends that would have been paid if the outstanding Performance Stock Units credited to the Grantee’s Performance Stock Unit Account at the time of the declaration of the dividend were outstanding shares of Company Stock. At the same time that the corresponding Performance Stock Units are converted to shares of Company Stock and distributed to the Grantee as set forth in Paragraph 5, the Company shall pay to the Grantee a lump sum cash payment equal to the value of the dividends credited to the Grantee’s Dividend Equivalent Account that correspond to such vested and earned Performance Stock Units; provided, however, that any dividends that were credited to the Grantee’s Dividend Equivalent Account that are attributable to Performance Stock Units that have been forfeited as provided in Paragraphs 3 or 4 above shall be forfeited and not payable to the Grantee. No interest shall accrue on any dividend equivalents credited to the Grantee’s Dividend Equivalent Account.

7. Change of Control. Except as otherwise set forth in this Agreement, the provisions set forth in the Plan applicable to a Change of Control shall apply to the Performance Stock Units, and, in the event of a Change of Control, the Committee may take such actions as it deems appropriate pursuant to the Plan and is consistent with the requirements of section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

8. Acknowledgment by Grantee. By accepting this grant, the Grantee acknowledges that with respect to any right to redemption pursuant to this Agreement, the Grantee is and shall be an unsecured general creditor of the Company without any preference as against other unsecured general creditors of the Company, and the Grantee hereby covenants for himself or herself, and anyone at any time claiming through or under the Grantee not to claim any such preference, and hereby disclaims and waives any such preference which may at any time be at issue, to the fullest extent permitted by applicable law. The Grantee also agrees to be bound by the terms of the Plan and this Agreement. The Grantee further agrees to be bound by the determinations and decisions of the Committee with respect to this Agreement and the Plan and the Grantee’s rights to benefits under this Agreement and the Plan, and agrees that all such determinations and decisions of the Committee shall be binding on the Grantee, his or her beneficiaries and any other person having or claiming an interest under this Agreement and the Plan on behalf of the Grantee.

9. Restrictions on Issuance or Transfer of Shares of Company Stock.

(a) The obligation of the Company to deliver shares of Company Stock upon the redemption of the Performance Stock Units shall be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the shares of Company Stock upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of shares of Company Stock, the shares of Company Stock may not be issued in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The issuance of shares of Company Stock pursuant to this Agreement is subject to any applicable taxes and other laws or regulations of the United States or of any state having jurisdiction thereof.

(b) As a condition to receive any shares of Company Stock on the Distribution Date, the Grantee agrees to be bound by the Company’s policies regarding the transfer of the shares of Company Stock and understands that there may be certain times during the year in which the Grantee will be prohibited from selling, transferring, pledging, donating, assigning, mortgaging, hypothecating or otherwise encumbering the shares of Company Stock. The Grantee also acknowledges and agrees that this grant is subject to any applicable clawback, recoupment or other policies relating to shares of Company Stock implemented by the Company, as in effect from time to time.

(c) As soon as administratively practicable following the Distribution Date, a certificate representing the shares of Company Stock that are redeemed shall be issued to the Grantee.

10. Grant Subject to Plan Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. In the event of any contradiction, distinction or difference between this Agreement and the terms of the Plan, the terms of the Plan will control. Except as otherwise defined in this Agreement, capitalized terms used in this Agreement shall have the meanings set forth in the Plan. This Agreement is subject to the interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the shares of Company Stock, (c) changes in capitalization of the Company, and (d) other requirements of applicable law. The Committee shall have the authority to interpret and construe this Agreement pursuant to the terms of the Plan, its decisions shall be conclusive as to any questions arising hereunder and the Grantee’s acceptance of this Agreement is the Grantee’s agreement to be bound by the interpretations and decisions of the Committee with respect to this Agreement and the Plan.

11. No Rights as Shareholder. The Grantee shall not have any rights as a shareholder of the Company, including the right to any cash dividends or other distributions (except as provided in Paragraph 6), or the right to vote, with respect to any Performance Stock Units.

12. No Rights to Continued Employment or Service. This grant shall not confer upon the Grantee any right to be retained in the service or employment of the Employer and shall not interfere in any way with the right of the Employer to terminate the Grantee’s employment or service at any time. The right of the Employer to terminate at will the Grantee’s employment or at any time for any reason is specifically reserved.

13. Assignment and Transfers. Prior to the actual issuance of the shares of Company Stock under the Performance Stock Units which become earned and vested hereunder, the Grantee may not transfer any interest in the Performance Stock Units or dividend equivalents or the underlying shares of Company Stock or pledge or otherwise hedge the sale of those units, dividend equivalents or shares, including (without limitation) any short sale or any acquisition or disposition of any put or call option or other instrument tied to the value of those shares. However, any shares which are earned and vested hereunder but otherwise remain unissued at the time of the Grantee’s death shall be transferred pursuant to the provisions of the Grantee’s will or the laws of inheritance. Any attempt to transfer, assign, pledge, or encumber the Performance Stock Units or dividend equivalents under this grant by the Grantee shall be null, void and without effect. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company. This Agreement may be assigned by the Company without the Grantee’s consent.

14. Withholding. The Grantee shall be required to pay to the Employer, or make other arrangements satisfactory to the Company to provide for the payment of, any federal, state, local or other taxes that the Company is required to withhold with respect to the grant, vesting and redemption of the Performance Stock Units and dividend equivalents. Subject to Committee approval, the Grantee may elect to satisfy any tax withholding obligation of the Employer with respect to the distribution of shares of Company Stock pursuant to the Performance Stock Units that are earned and vested by having shares of Company Stock withheld up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state, local and other tax liabilities. Notwithstanding anything to the contrary herein or the Plan, until the Grantee has satisfied the Company’s withholding obligation with respect to the shares of Company Stock as described in this Paragraph 14, the Grantee shall not have any rights to sell or transfer any shares of Company Stock that have been distributed to the Grantee pursuant to this Agreement.

15. Effect on Other Benefits. The value of shares of Company Stock and dividend equivalents distributed with respect to the Performance Stock Units shall not be considered eligible earnings for purposes of any other plans maintained by the Company or the Employer. Neither shall such value be considered part of the Grantee’s compensation for purposes of determining or calculating other benefits that are based on compensation, such as life insurance.

16. Applicable Law. The validity, construction, interpretation and effect of this grant shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflicts of laws provisions thereof.

17. Notice. Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the General Counsel at the corporate headquarters of the Company, and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the payroll records of the Employer, or to such other address as the Grantee may designate to the Company in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

18. Section 409A of the Code. This grant of Performance Stock Units is intended to be exempt from the requirements of section 409A of the Code in reliance on the short-term deferral exception under section 409A of the Code. Notwithstanding the foregoing, if any Performance Stock Units are subject to the requirements of section 409A of the Code it is intended that this Agreement comply with the requirements of section 409A of the Code with respect to such Performance Stock Units and this Agreement shall be interpreted and administered to avoid any penalty sanctions under section 409A of the Code. If any distribution or payment cannot be provided or made at the time specified herein, then such distribution or payment shall be provided in full at the earliest time thereafter when such sanctions cannot be imposed, including if the distribution is subject to the requirements of section 409A of the Code and is paid to the Grantee on account of (i) separation from service, delaying such distribution until six (6) months following the date of the Grantee’s separation from service if the Grantee is a specified employee (as defined in section 409A of the Code and its corresponding regulations) at such time and (ii) a change in control, such distribution will only be paid on account of a change in control if such is a change in control within the meaning of section 409A of the Code and its corresponding regulations. In no event may the Grantee, directly or indirectly, designate the calendar year of distribution or payment. The Grantee shall be solely responsible for the tax consequences of the Performance Stock Units and dividend equivalents granted pursuant to this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this instrument effective as of the Date of Grant, and the Grantee has placed his or her signature hereon, effective as of the Date of Grant.

MARLIN BUSINESS SERVICES CORP.

By:

I hereby accept the grant of Performance Stock Units described in this Agreement. I have read the terms of the Plan and, this Agreement, and agree to be bound by the terms of the Plan and this Agreement. I hereby further agree that all of the decisions and determinations of the Committee shall be final and binding.

ACCEPTED:

By:

EXHIBIT A

Performance Goals

The number of Performance Stock Units that may be earned and vested shall be determined based on the level of achievement of the Performance Goals set forth in this Exhibit A and the other terms and conditions set forth in this Exhibit A and the Agreement. Unless otherwise defined herein, all capitalized terms set forth herein shall have the meaning set forth in the Agreement and the Plan.

For purposes of this Agreement, the level of achievement of the Performance Goals shall be determined based on the Company’s three-year average “Return on Equity” (as defined below) (“[2020-2022] ROE Performance Goal”) during the Performance Period.

1.	[2020-2022] ROE Performance Goal

a.

The Return on Equity shall be measured as GAAP net income divided by average equity outstanding on December 31st of the applicable fiscal year, excluding (1) the impact of changes in U.S. Generally Accepted Accounting Principles, (2) unplanned amortization of and/or impairment of intangible assets, (3) costs associated with merger, acquisition or divestiture transactions (regardless of whether transactions are consummated or not and regardless of the period during which the costs were incurred), including any transaction gain or loss, (4) restructuring and reorganization costs, including unplanned severance and related costs, (5) costs associated with unplanned changes to legal, regulatory and compliance requirements, including any losses or gains from litigation, (6) the amount of capital, if any, deemed to have been returned pursuant to changes in regulatory capital requirements, plus costs associated with, unplanned debt and/or equity raising activities that were approved by the Company’s Board of Directors, (7) any material changes to U.S. federal tax law or tax rates. The materiality threshold is $500,000 per category per year.

b.	The [2020-2022] ROE Performance Goals are set forth in the chart below:

[2020-2022] ROE Performance Goal

[2020 – 2022] Performance Goals
	% Target	ROE	Shares Earned as a Percentage of Target
Maximum

Target
Threshold

A-1

c.

Within the time period set forth in Paragraph 3(b) of the Agreement (or, if applicable, Paragraph 3(c) of the Agreement), the Committee will determine and certify the level of the [2020-2022] ROE Performance Goal that was achieved during the Performance Period, with linear interpolation between levels listed on the chart above, and will certify the number of Performance Stock Units, if any, that may become earned and vested, subject to Section 2, below (the “Earned ROE PSUs”). Any fractional units will be rounded down to the nearest whole Performance Stock Unit.

d.	For any Performance Stock Units for which the [2020-2022] ROE Performance Goal was not met, such Performance Stock Units shall be immediately forfeited upon the Committee’s certification.

2.

Notwithstanding the foregoing, if the provisions of Paragraph 3(c) of the Agreement apply as a result of a Change of Control occurring prior to the end of the Performance Period, the number of Performance Stock Units that may become earned and vested for purposes of this Exhibit A shall be deemed to be met at the target level (100%). Any fractional units will be rounded down to the nearest whole Performance Stock Unit.

3.

The Committee shall notify the Grantee following such certification as to the number of Performance Stock Units, if any, that may become earned and vested based on the level of achievement of the Performance Goals as certified by the Committee. In order to earn and vest in the number of Performance Stock Units which have been certified by the Committee, the Grantee must satisfy the continuing employment condition as set forth in Paragraphs 3 and 4 of the Agreement and the other terms and conditions set forth in the Agreement.

4.

Any Performance Stock Units that become earned and vested shall be converted into an equivalent number of shares of Company Stock and distributed to the Grantee on the applicable Distribution Date, within the time period set forth in Paragraph 5 of the Agreement.

A-2